UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2020

Mohawk Group Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Mohawk Group Holdings, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(Address of Principal Executive Offices)(Zip Code)

(347) 676-1681

(Registrant’s telephone number, including area code)

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	MWK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 30, 2020, Mohawk Group Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which, among other things, the Company agreed to issue and sell to the Investor, in a private placement transaction (the “Private Placement”), in exchange for the payment by the Investor of $38,000,000, less applicable expenses as set forth in the Securities Purchase Agreement, (i) a 0% coupon senior secured promissory note in an aggregate principal amount of $43,000,000 (the “Note”) that will mature on December 1, 2022, and (ii) a warrant (the “Warrant”) to purchase up to an aggregate of 2,864,133 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”).

The Company used a portion of the net proceeds from the Private Placement to pay off all of its obligations under the Terminated Loan Agreement (as defined and described in Item 1.02 of this Current Report on Form 8-K), and intends to use the remainder of the net proceeds for general corporate purposes, including working capital, operating expenses and capital expenditures. None of the net proceeds from the Private Placement will be used to fund the Asset Purchase (as defined below).

The Note is a senior secured obligation of the Company and ranks senior to all indebtedness of the Company (other than the indebtedness under the Credit Agreement (as defined below) to the extent of the value of the collateral securing such indebtedness). The Note will amortize in equal monthly installments of $1.8 million beginning in January 2021. All amortization payments and any redemption payments shall be payable solely in cash.

The Company may redeem all (but not less than all) of the Note at a price of 96% of the then-outstanding principal amount if the Note is redeemed prior to August 1, 2021, 98% of the then-outstanding principal amount if the Note is redeemed on or after August 1, 2021 but prior to January 1, 2022 and 100% of the then-outstanding principal amount if the Note is redeemed on or after January 1, 2022. Subject to certain exceptions, upon the completion of any equity financing, the Company will be required to redeem (at par) a principal amount of the Note equal to no less than the greater of (i) 20% of the net proceeds of such equity financing, excluding net proceeds that will be used to make acquisitions, if any, and (ii) 5% of the net proceeds of such equity financing, in each case with a cap of $4.0 million per financing.

The Note imposes certain customary affirmative and negative covenants upon the Company, as well as covenants that (i) restrict the Company and its subsidiaries from incurring any additional indebtedness or suffering any liens, subject to specified exceptions, (ii) restrict the ability of the Company and its subsidiaries from making certain investments, subject to specified exceptions, (iii) restrict the declaration of any dividends or other distributions, subject to exceptions for specified subsidiaries of the Company, (iv) require the Company and its subsidiaries to maintain specified earnings, and (v) require the Company and certain specified subsidiaries to maintain minimum amounts of cash on hand. If an event of default under the Note occurs, the Investor can elect to redeem the Note for cash equal to 115% of the then-outstanding principal amount of the Note, plus accrued and unpaid default interest, which accrues at a rate per annum equal to 15% from the date of a default or event of default (the “Event of Default Acceleration Amount”). If the Company fails to pay the Event of Default Acceleration Amount in cash, then the Investor may elect to redeem the Note and receive the unpaid portion of the Event of Default Acceleration Amount entirely or partially in shares of Common Stock. The price for any shares issued to pay such Event of Default Acceleration Amount will be equal to 80% of the lesser of (i) the daily volume weighted average price (“VWAP”) on the date the Investor delivers notice of its election to redeem the Note for shares of Common Stock (the “Event of Default Stock Payment Date”), and (ii) the average of the lowest two daily VWAPs during the ten trading day period ending on such Event of Default Stock Payment Date. The Investor also has the option of requiring the Company to redeem the Note if the Company undergoes a fundamental change for the then-outstanding principal amount of the Note plus any accrued default interest thereon.

Until the later of (i) June 1, 2022, and (ii) the date the Note is fully repaid, the Investor will, subject to certain exceptions, have the right to participate for up to 40% of any debt, preferred stock or equity-linked financing of the Company or its subsidiaries and up to 10% of any Common Stock equity financing of the Company or its subsidiaries.

Each Warrant has an exercise price of $9.01 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions, will become exercisable on June 1, 2021, has a term of five years from the date of issuance and will be exercisable on a cash basis, unless there is not an effective registration statement covering the resale of the shares issuable upon exercise of the Warrant (the “Warrant Shares”), in which case the Warrant shall also be exercisable on a cashless exercise basis at the Investor’s election. The Warrant includes a provision that gives the Company the right to require the Investor to exercise the Warrant if the price of the Common Stock exceeds 200% of the exercise price of the Warrant for 20 consecutive trading days and certain other conditions are satisfied.

The Note and the Warrant provide that in no event will the number of shares of Common Stock issued upon conversion of the Note or exercise of the Warrant result in the Investor’s beneficial ownership exceeding 4.99% of the Company’s shares outstanding at the time of conversion or exercise, as applicable (which percentage may be decreased or increased by the Investor, but to no greater than 9.99%, and provided that any increase above 4.99% will not be effective until the sixty-first (61st) day after notice of such request by the Investor to increase its beneficial ownership limit has been delivered to the Company).

The Securities Purchase Agreement also contains customary representations and warranties of the Company and the Investor. There is no material relationship between the Company or its affiliates and the Investor other than in respect of the Securities Purchase Agreement, the Note and the Warrant.

The foregoing summaries of the Securities Purchase Agreement, the Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the copies of the Securities Purchase Agreement, the form of Note and the form of Warrant that are filed herewith as Exhibits 10.1, 4.1 and 4.2, respectively.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with Securities and Exchange Commission (the “SEC”).

A.G.P. / Alliance Global Partners acted as the exclusive placement agent in connection with the Private Placement.

Amendment to MidCap Credit Agreement

On December 1, 2020, the Company, certain of the Company’s subsidiaries, MidCap Funding IV Trust, as agent, and the lenders party thereto, entered into an amendment (the “Amendment”) to that certain Amended and Restated Credit Agreement, dated as of November 23, 2018, as amended (the “Credit Agreement”), providing for a $25.0 million revolving credit facility. Pursuant to the Amendment, among other things, the Credit Agreement was amended to (i) permit the incurrence of certain debt, including the Note, (ii) permit payments to the Investor as required under the Note, (iii) permit the Asset Purchase, and (iv) include certain restrictions on amendments or modifications to the Note.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment that is filed herewith as Exhibit 10.2.

Asset Purchase Agreement

On December 1, 2020 (the “Closing Date”), the Company and its wholly owned subsidiary Truweo, LLC, a Delaware limited liability company (“Acquisition Sub” and together with the Company, the “Purchaser”), entered into, and closed the transactions contemplated by, that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) with 9830 Macarthur LLC, a Wyoming limited liability company (“9830”), Reliance Equities Group, LLC, a Wyoming limited liability company (“Reliance”), and ZN Direct LLC, a Wyoming limited liability company (collectively with 9830 and Reliance, the “Sellers” and each, a “Seller”), and Jelena Puzovic (“Founder”). Pursuant to the Asset Purchase Agreement, the Purchaser, among other things, purchased and acquired certain of the Sellers’ assets related to the Sellers’ ecommerce business under the brands Mueller, Pursteam, Pohl and Schmitt and Spiralizer, which is conducted through certain channels or websites, including amazon.com (the “Asset Purchase”), and Acquisition Sub assumed certain liabilities of the Sellers.

As consideration for the Asset Purchase, 9830 (for the benefit of the Sellers) received from the Purchaser (i) $25,000,000 in cash, (ii) 4,220,000 shares of Common Stock, the cost basis of which was $7.78 (such basis being the average of the volume-weighted average closing price per share of Common Stock, as reported on The Nasdaq Stock Market LLC (“Nasdaq”) for the 30 consecutive trading days ending on the trading day immediately prior to the Closing Date) (the “Shares”), and 164,000 of such Shares were issued, pursuant to the instruction of 9830, to Northbound Group in satisfaction of certain broker fees payable by the Sellers to Northbound Group, and (iii) a Non-Negotiable Promissory Note in favor of 9830 in the amount of $15,799,449 (the “Seller Note”), representing the value of certain inventory that the Sellers had paid for but not yet sold as of the Closing Date, the principal amount of which shall be subject to adjustment in accordance with the terms of the Asset Purchase Agreement. In addition, subject to achievement of certain contribution margin thresholds on certain products of the acquired business for the fiscal years ending December 31, 2021 and December 31, 2022, the Sellers shall be entitled to receive earn out payments (as described below). The 4,056,000 Shares issued to 9830 represent 15.51% of the aggregate number of shares of Common Stock issued and outstanding as of December 1, 2020 (including the Shares).

With respect to the earn out payments referenced above, if, during the 12 month period ending on December 31, 2021, the contribution margin generated on certain products exceeds $15,500,000, the Sellers shall be entitled to receive from the Purchaser an amount equal to $1.67 for every $1.00 of such contribution margin that is greater than $15,500,000 and less than or equal to $18,500,000 (such amount, the “Phase 1 Earn Out Amount”); provided, that in no event shall the Phase 1 Earn Out Amount exceed $5,000,000. In addition, during the 12 month period ending on December 31, 2022, for each $500,000 of contribution margin generated on certain products in excess of $15,500,000, subject to a cap of $27,500,000, the Sellers shall be entitled to receive an amount in cash equal to the value of 100,000 shares of Common Stock multiplied by the average of the volume-weighted average closing price per share of Common Stock, as reported on Nasdaq for the 30 consecutive trading days ending on December 31, 2022 (the resulting amount, the “Phase 2 Earn Out Amount”).

From and after the Closing Date until December 31, 2022, the Purchaser may elect to purchase from any of the Sellers, Founder or their respective affiliates, certain additional products not acquired by the Purchaser as part of the Asset Purchase. The price payable by the Purchaser for any such product will, depending on the maturity of the product, be based on (i) either the historical contribution margin of such product, or (ii) the historical contribution margin of the product and the realized future contribution, as contemplated by and determined in accordance with the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the Purchaser and the Sellers. Subject to certain customary limitations, the Sellers agreed to indemnify the Company and its officers, directors, employees and other authorized agents against certain losses related to, among other things, breaches of the Sellers’ representations, warranties, covenants and agreements as well as any excluded liabilities described therein.

In connection with the Asset Purchase, the Company also agreed, pursuant to the Asset Purchase Agreement, to prepare and file a registration statement with the SEC for the purpose of registering for resale the Shares. Under the Asset Purchase Agreement, the Company must file such registration statement with the SEC within 120 days of the Closing Date.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement that is filed herewith as Exhibit 2.1.

The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Asset Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Asset Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Asset Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Lock-Up, Voting and Standstill Agreement

In connection with the Asset Purchase, 9830 entered into a Lock-Up, Voting and Standstill Agreement with the Company (the “Lock-Up Agreement”), pursuant to which 9830 agreed not to, directly or indirectly (subject to limited exceptions set forth therein) (i) sell, pledge, assign, transfer, hypothecate or otherwise dispose of any of the Shares issued to 9830, (ii) enter into any swap, hedge or other agreement or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock beneficially owned by 9830 and its affiliates; (iii) engage in any short-selling of any Common Stock beneficially owned by 9830 and its affiliates; or (iv) publicly announce any intention to do any of the foregoing, in each case at any time during the period commencing on the Closing Date and ending six months thereafter. Pursuant to the Lock-Up Agreement, commencing on the Closing Date and until the date that is the fifth anniversary thereof, 9830 agreed that for so long as it and its affiliates collectively beneficially own any voting securities of the Company, except pursuant to a negotiated transaction with 9830 approved by the board of directors of the Company (the “Board”), 9830 will not (and will cause its affiliates not to) in any manner, directly or indirectly, among other things: (a) make, effect, initiate, cause or participate in (1) any acquisition of beneficial ownership of any securities of the Company or any securities of any subsidiary or other affiliate of the Company if such acquisition would result in 9830 and its affiliates collectively beneficially owning 25% or more of the then outstanding voting securities of the Company, (2) any Company acquisition transaction, (3) any “solicitation” of “proxies” (as those terms are defined in Rule 14a-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) or consents with respect to any securities of the Company, or (4) frustrate or seek to frustrate any Company acquisition transaction proposed or endorsed by the Company; (b) recommend, nominate or seek to nominate any person to the Board or otherwise act, alone or in concert with others, to seek to control or influence the management, the Board or policies or governance of the Company; (c) demand an inspection of the Company’s books and records whether pursuant to Section 220 of the General Corporation Law of the State of Delaware or otherwise; (d) institute, solicit, assist or join any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions); or (e) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any of the foregoing actions, or assist, induce or encourage any other person to take any of the foregoing actions.

In addition, pursuant to the Lock-Up Agreement and at all times prior to the termination date thereunder, 9830 shall timely vote in person or by proxy at each annual or special meeting of the Company’s stockholders all shares of Common Stock held by 9830 in accordance with the recommendations of the Board on each matter presented to the Company’s stockholders at such meeting or in any consent solicitation as set forth in the applicable definitive proxy statement, including without limitation the election, removal and/or replacement of directors.

The foregoing summary of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement that is filed herewith as Exhibit 10.3.

Item 1.02 Termination of a Material Definitive Agreement.

On December 1, 2020, the Company paid off all obligations owing under, and terminated, that certain Venture Loan and Security Agreement, dated as of December 31, 2018, by and among the Company, Mohawk Group, Inc. and their subsidiaries from time to time party thereto and Horizon Technology Finance Corporation (“Horizon”) as a Lender and Collateral Agent, as amended (such Venture Loan and Security Agreement, as amended, the “Terminated Loan Agreement”). Pursuant to the Terminated Loan Agreement, Horizon previously provided a five-year, $15.0 million term loan to the Company (the “Term Loan”). The Terminated Loan Agreement was secured by substantially all of the Company’s assets, including certain intellectual property. The security interests and liens granted in connection with the Terminated Loan Agreement were terminated in connection with the Company’s discharge of indebtedness thereunder.

Pursuant to the Terminated Loan Agreement, upon the prepayment of the amounts outstanding under the Terminated Loan Agreement, the Company paid a prepayment fee in an amount equal to 3% of the then outstanding principal balance of the Term Loan.

In connection with the Terminated Loan Agreement, the Company previously issued to Horizon a warrant to purchase an aggregate of 76,923 shares of Common Stock on December 31, 2018 (the “Horizon Warrant”). The Company and Horizon are also party to that certain Amendment No. 1 to the Registration Rights Agreement, dated as of March 2, 2019, by and among the Company and the investors party thereto, pursuant to which the Company agreed to file one or more registration statements with the SEC for the purpose of registering for resale the shares issuable upon exercise of the Horizon Warrant.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Asset Purchase is incorporated herein by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Note and the Seller Note is incorporated herein by reference into this Item 2.03.

On December 1, 2020, in connection with the Asset Purchase, the Company issued the Seller Note in favor of 9830 in the amount of $15,799,449. Interest will accrue on any portion of the Seller Note not repaid within 180 days of the date thereof at a per annum rate equal to 3.0%, compounded annually, and such interest shall be paid on December 31, 2022 (the “Termination Date”); provided that, if the Company is late in its payment in respect of any SKU of specified inventory, then the per annum rate of 3.0% will increase to 10% (but solely with respect to the unpaid amount of such SKU and not on the entire outstanding balance of the Seller Note). Interest will not accrue on any portion of the principal amount repaid within 180 days of the Seller Note’s issuance. If any amount remains outstanding under the Seller Note on the Termination Date, then such outstanding amount shall be deemed to be no longer outstanding thereunder and shall be added to the Phase 2 Earn Out Amount and have the same repayment rights and obligations as the Phase 2 Earn Out Amount, subject to certain limitations specified in the Seller Note.

The description of the Seller Note set forth above is qualified in its entirety by reference to the Seller Note, a copy of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in the first and second paragraphs under Item 1.02 regarding the repayment of the Term Loan, the Terminated Loan Agreement and the prepayment fee paid by the Company in connection therewith is hereby incorporated by reference in its entirety into this Item 2.04.

Item 3.02. Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Private Placement and the Asset Purchase is incorporated herein by reference into this Item 3.02.

The Note, the Warrant, the shares of Common Stock issuable pursuant to the Note and the Warrant Shares (collectively, the “Securities”) were offered and sold to the Investor on December 1, 2020 in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The Investor represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Securities have not been registered under the Securities Act and the Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The Shares were issued and sold on December 1, 2020, in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Sellers and Northbound Group each represented that it was an “accredited investor,” as defined in Regulation D, and was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and the Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock, notes, warrants or any other securities of the Company.

Item 8.01. Other Events.

On December 1, 2020, the Company issued a press release announcing its entry into the Securities Purchase Agreement and the Asset Purchase Agreement and the closing of the transactions contemplated by the Securities Purchase Agreement the Asset Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company intends to file historical financial information required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1*	Asset Purchase Agreement, dated December 1, 2020, by and among (i) Mohawk Group Holdings, Inc. and Truweo, LLC, as Purchaser, (ii) 9830 Macarthur LLC, Reliance Equities Group, LLC and ZN Direct LLC, as Sellers and (iii) Jelena Puzovic, as Founder.

4.1	Form of Senior Secured Note due 2022.

4.2	Form of Warrant.

10.1+	Securities Purchase Agreement, dated as of November 30, 2020, by and among Mohawk Group Holdings, Inc. and each of the investors listed on the Schedule of Buyers attached thereto.

10.2+	Amendment No. 9 to Amended and Restated Credit Agreement, dated as of December 1, 2020, by and among Mohawk Group Holdings, Inc., Mohawk Group, Inc., certain subsidiaries of Mohawk Group, Inc., set forth on the signature pages thereto, MidCap Funding IV Trust, as agent, and the lenders party thereto.

10.3	Lock-Up, Voting and Standstill Agreement, dated December 1, 2020, by and between Mohawk Group Holdings, Inc. and 9830 Macarthur LLC.

10.4+	Non-Negotiable Promissory Note, dated December 1, 2020, from Mohawk Group Holdings, Inc. to 9830 Macarthur LLC.

99.1	Press Release dated December 1, 2020.

*

Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

+

Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK GROUP HOLDINGS, INC.

Date: December 1, 2020	By:	/s/ Yaniv Sarig
		Name:	Yaniv Sarig
		Title:	President and Chief Executive Officer